FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of __________, 2021, between Strategy Shares (the “Fund Trust”), on behalf of each series (severally and not jointly) of the Fund Trust listed on Schedule A (each an “Acquiring Fund” together the “Acquiring Funds”), and the ____ Trust (the “ETF Trust”), on behalf of each series (severally and not jointly) of the ETF Trust listed on Schedule A (each an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), listed on Schedule A.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as an Acquiring Fund, to invest in shares of other registered investment companies, such as an Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of an Acquired Fund in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Fund Trust and the ETF Trust desire to set forth the following terms pursuant to which an Acquiring Fund may invest in an Acquired Fund in reliance on the Rule.

Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by the Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and the Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, consistent with the Acquired Fund’s registration statement, as amended from time to time, an authorized participant contractually engaged by the Acquired Fund or the Acquired Fund’s distributor may honor any redemption request by an authorized participant acting on behalf of the Acquiring Fund or a broker-dealer retained by the Acquiring Fund partially or wholly in-kind.

(ii) Timing/advance notice of sales. If the size of an anticipated sale of an Acquired Fund’s shares by one or more Acquiring Fund is reasonably expected to result in one or more Acquired Fund creation units being redeemed by an authorized participant, the Fund Trust will direct its investment adviser to notify the Acquired Fund in advance and use reasonable efforts to work directly with an authorized participant to facilitate the sale whenever practicable and consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any such notification is not a commitment and constitutes an estimate that may differ materially from the amount, timing and manner in which a sale is made.

(iii) Scale of investment. The Fund Trust agrees to limit the amount of an Acquired Fund shares owned by the Acquiring Funds to no more than [__%] of the Acquired Fund’s outstanding shares. The Acquiring Fund shall be entitled to rely on information on the Acquired Fund’s assets provided by the Acquired Fund or its agent.

(b) In order to assist the Acquiring Fund’s investment adviser with assessing the impact of fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the

Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule applicable to Acquired Funds, as interpreted or modified by the SEC or its Staff from time to time; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

[Indemnification][Choice of Law]

[The Acquiring Fund agrees to hold harmless and indemnify the Acquired Fund, including any of their principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of their principals, directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the Acquiring Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Acquiring Fund of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

The Acquired Fund agrees to hold harmless and indemnify the Acquiring Fund, including any of its directors or trustees, officers, employees and agents, against and from any Claims asserted against the Acquiring Fund, including any of its directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the Acquired Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Acquired Fund of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.]

[choice of law]

Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:

[Name]

c/o [Company]

[Address]

[City, State, Zip]

Fax:

If to the Acquired Fund:

[Name]

Attn:

Address:

[City, State, Zip]

Fax:

Email:

With a copy to:

[Name]

Email:

With a copy to:

[Name]

Attn: Legal Dept. Attn: Legal Dept.

[Address] [Address]

[City, State, Zip] [City, State, Zip]

Fax: Fax:

Email: Email:

Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, the Agreement shall continue in effect until terminated pursuant to paragraph (b) below.

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other.

(d) This Agreement may be amended only by a writing that is signed by each affected party.

(e) In any action involving a Fund under this Agreement, each Fund agrees to look solely to the individual Fund or Funds involved in the matter in controversy and not to any other Fund.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Acquiring Fund]

Name of Authorized Signer	Print	Signature
Title:

[Acquired Fund]

Name of Authorized Signer	Print	Signature
Title:

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds

______________ Fund

Acquired Funds

________________ ETF